Exhibit 22


                MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                            List of Subsidiaries


                                   State of
                                Incorporation or
        Name                      Organization         Doing Business As
        ----                   ----------------        -----------------
Watertown Hotel Corp.              New York            Watertown Hotel Corp.
Delray Beach Hotel Corp.           New York            Delray Beach Hotel Corp.
Brookwood Funding Corp.            New York            Brookwood Funding Corp.
Muar Lakes Hotel Corp.             New York            Muar Lakes Hotel Corp.
Ridge Road Hotel Corp.             New York            Ridge Road Hotel Corp.
Airport Hotel Corp.                New York            Airport Hotel Corp.
950 Jefferson Hotel Corp.          New York            950 Jefferson Hotel Corp.
Jamestown Hotel Corp.              New York            Jamestown Hotel Corp.
Victor Hotel Corp.                 New York            Victor Hotel Corp.
Canandaigua Hotel Corp.            New York            Inn on the Lake
Microtel Partners Corp.            New York            Microtel Partners Corp.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                MICROTEL FRANCHISE AND
                                                DEVELOPMENT CORPORATION


Dated:  March 15, 1996                          By:    /s/ E. Anthony Wilson
                                                       -------------------------
                                                       E. Anthony Wilson
                                                       Chief Executive Officer,
                                                       President and Director


Dated:  March 15, 1996                          By:    /s/ Bruce A. Sahs
                                                       -------------------------
                                                       Bruce A. Sahs
                                                       Chief Operating Officer,
                                                       Executive Vice President
                                                       and Director


        Pursuant to the requirements of the Securities and Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


SIGNATURE                         TITLE                               DATE
---------                         -----                               ----


  /s/ E. Anthony Wilson    Chairman of the Board                 March 15, 1996
-----------------------    Chief Executive Officer President
E. Anthony Wilson          and Director



  /s/ Bruce A. Sahs        Chief Operating Officer, Executive     March 15, 1996
-----------------------    Vice President and Director
Bruce A. Sahs


  /s/ Taras M. Kolcio      Controller                             March 15, 1996
-----------------------
Taras M. Kolicio



  /s/ Ralph L. Peek        Director                               March 15, 1996
-----------------------
Ralph L. Peek



                              Page 49 of 49